SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 7, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on November 7, 2000:





For Immediate Release

                       Acceptance Insurance Companies Inc.
                      Announces Third Quarter 2000 Results

(Omaha, Nebraska, November 7, 2000). Acceptance Insurance Companies Inc. (NYSE:AIF) today reported a net loss of $2.3 million, or $0.16 per share, for the third quarter of 2000. Through September 30, 2000 the Company's net loss for the current year was $4.7 million, or $0.33 per share.

During the third quarter of 1999 Acceptance had a net loss of $25.2 million, or $1.77 per share, and for the first three quarters of 1999, Acceptance's net loss was $18.3 million, or $1.28 per share. Acceptance included estimated results from its 1999 multiple peril crop insurance operations in its financial statements for the third quarter of 1999. As previously announced, the Company will include estimated results from its 2000 multiple peril crop insurance operations in its financial statements for the fourth quarter of the current year; therefore, those estimated results are not reflected in the financial information released today.

For the third quarter of 2000 Acceptance had an after-tax net operating loss of $2.4 million, or $.17 per share, compared with an after-tax net operating loss for the third quarter of 1999 of $25.9 million, or $1.82 per share. The Company's after-tax net operating loss for the first nine months of 2000 was $5.9 million, or $.41 per diluted share, exclusive of after-tax realized investment gains of $1.2 million. During the comparable period last year, the Company reported an after-tax net operating loss of $22.5 million, or $1.58 per diluted share, exclusive of after-tax realized investment gains of $4.2 million.

Net income and net operating income for the third quarter were negatively impacted by approximately $1.4 million ($.10 per share) of after-tax crop hail losses resulting from late season storms in the Midwest. The Company said it also increased its prior year reserves by an after-tax amount of $650,000
($.05 per share) related to higher than expected claims activity on California construction defect exposures. During the first three quarters of 2000 Acceptance said it increased property and casualty reserves for all prior years in an after-tax amount of approximately $341,000.

Also as previously announced, the Company said that during the third quarter it continued to add new property and casualty lines of business. Discontinued property and casualty lines had a greater than expected adverse impact during the third quarter due to a greater than expected amount of earned premium.

"The year continues to be a rebuilding year for us," commented John Martin, Chief Executive Officer. "While we are disappointed in the crop hail losses, hail is a classic example of the risks agricultural producers protect themselves against through our Company. The positive performance of our continuing property and casualty lines through the first nine months of this year also strengthens our confidence that this segment of our business is well-positioned for the future."

The Company will hold a conference call for interested parties at 9:30 a.m. (Central), November 8, 2000. The conference call may be accessed at
212.346.0100 five minutes before the call begins. The conference call also will be available on PostView from 11:30 a.m. (Central), November 8, 2000 to 11:30 a.m. (Central), November 9, 2000. To access PostView, dial 800.633.8284 or 858.812.6440 and enter reservation 16696855.

Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

This release includes forward-looking statements with respect to the Company's underwriting intentions and expected financial results. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements, including factors noted in the Company's Form 10K for the year ended December 31, 1999, which are incorporated herein by reference.


Contacts:
John E. Martin                               Dwayne D. Hallman
President and Chief Executive Officer        Chief Financial Officer
800.228.7217                                 800.228.7217

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                    ACCEPTANCE INSURANCE COMPANIES INC.
     for the three months and nine months ended September 30, 2000 and 1999
                      (in thousands, except per share data)



                                                                        Three Months                     Nine   Months
                                                              _______________________________    ____________________________
                                                                 2000                1999           2000              1999
                                                              __________          __________     __________        __________
Gross premiums written                                        $ 137,040           $ 304,553      $ 399,426         $ 597,534
Ceded premiums written                                         (116,300)           (206,723)      (314,779)         (391,671)
                                                              __________          ___________    __________        __________
  Net premiums written                                        $  20,740           $  97,830      $  84,647         $ 205,863
                                                              ==========          ===========    ==========        ==========

Revenues:
 Insurance premiums earned                                       34,794              98,857        129,102           210,429
 Net investment income                                            6,245               6,111         17,719            18,749
 Net realized capital gains                                         158               1,072          1,824             6,414
                                                              __________           _________      _________        __________
                                                                 41,197             106,040        148,645           235,592
                                                              __________           __________     _________        __________

Costs and expenses:
 Cost of revenues:
    Insurance losses and loss adjustment
       expenses                                                  31,831              97,502        106,487           176,333
    Insurance underwriting expenses                              10,621              45,125         42,449            80,382
 General and administrative expenses                                375                 525          1,535             1,715
                                                              __________           _________     __________        __________
                                                                 42,827             143,152        150,471           258,430
                                                              __________           _________     __________        __________
Operating loss                                                   (1,630)            (37,112)        (1,826)          (22,838)
                                                              __________           _________     __________        ___________
Other income (expense):
  Interest expense                                               (2,167)             (2,186)        (6,503)           (6,846)
  Other, net                                                        --                  (74)            --               (53)
                                                              ___________          __________    __________        ___________
                                                                 (2,167)             (2,260)        (6,503)           (6,899)
                                                              ___________          __________    __________        ___________
Loss before income taxes and cumulative
    effect of change in accounting principle                     (3,797)            (39,372)        (8,329)          (29,737)
Income  tax benefit                                              (1,506)            (14,169)        (3,628)          (11,797)
                                                              ___________          __________    __________        __________
Loss before cumulative effect of change
   in accounting principle                                       (2,291)            (25,203)        (4,701)          (17,940)

Cumulative effect of change in accounting
   principle                                                         --                --              --               (338)
                                                              ___________         ___________    __________        __________
Net loss                                                      $  (2,291)          $ (25,203)     $  (4,701)        $ (18,278)
                                                              ===========         ===========    ==========        ==========

Loss per share before cumulative effect of
   change in accounting principle:
       Basic                                                  $   (.16)           $   (1.77)     $    (.33)        $   (1.26)
                                                              ==========          ===========    ==========        ===========
       Diluted                                                $   (.16)           $   (1.77)     $    (.33)        $   (1.26)
                                                              ==========          ===========    ==========        ===========

Net loss per share:
      Basic                                                   $   (.16)           $   (1.77)     $    (.33)        $   (1.28)
                                                              ==========          ===========    ==========        ==========
      Diluted                                                 $   (.16)           $   (1.77)     $    (.33)        $   (1.28)
                                                              ==========          ===========    ==========        ==========

Shares:
      Basic                                                     14,308               14,252         14,298            14,246
                                                              ==========          ===========     =========        ==========
      Diluted                                                   14,308               14,252         14,298            14,246
                                                              ==========          ===========     =========        ==========

Ratios - GAAP:
 Loss & LAE                                                      91.5%                 98.6%          82.5%             83.8%
 Underwriting                                                    30.5%                 45.7%          32.9%             38.2%
                                                              __________          ___________     __________       ___________
    Combined                                                    122.0%                144.3%         115.4%            122.0%
                                                              ==========          ===========     ==========       ============


                                                                                 September 30,  September 30,
                                                                                     2000           1999
                                                                                 _____________  _____________
Total Investments                                                                  $430,775       $459,759
Net Reserves for Losses and LAE                                                     246,101        284,650
Total Equity                                                                        180,983        205,843
Book Value per Share                                                               $  12.65      $   14.44


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    NOvember 7, 2000